Exhibit 99.1

FOR IMMEDIATE RELEASE

JULY 18, 2018

EnLink Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

EnLink Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

GIP Media Relations: Jack Cowell, Director of Marketing & Communications, 212-315-8133, jack.cowell@global-infra.com

EnLink Midstream Announces Global Infrastructure Partners as New Strategic Partner

EnLink’s boards of directors reflect new strategic partnership

DALLAS, July 18, 2018 — The EnLink Midstream companies (EnLink), EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership or ENLK) and EnLink Midstream, LLC (NYSE: ENLC) (the General Partner or ENLC), today announced that affiliates of Global Infrastructure Partners (GIP), a leading global independent infrastructure fund manager, completed the previously announced acquisition of all of Devon Energy Corporation’s (Devon) interests in EnLink Midstream Manager, LLC (Manager), ENLC, and ENLK for total cash consideration of $3.125 billion.

“We are excited to commence our strategic partnership with GIP and look forward to expanding EnLink’s strong foundation together,” said Michael J. Garberding, EnLink President and Chief Executive Officer. “EnLink’s platform, combined with GIP’s deep midstream experience and potential new sources of capital, enhances our outlook for further value creation. GIP and EnLink share strong cultural alignment and are focused on the successful execution of EnLink’s seven growth strategies.”

GIP now owns a 100-percent equity interest in Manager, an approximate 64-percent equity interest in ENLC, and an approximate 23-percent limited partner equity interest in ENLK.

“We view the EnLink investment as a significant partnership between a best-in-class management team and a committed infrastructure investor,” said Adebayo Ogunlesi, Chairman and Managing Partner of GIP. “We share EnLink’s vision and strategic direction, and we have strong alignment on financial priorities. We are committed to supporting EnLink’s long-term growth and success.”

EnLink Boards of Directors

The closing of this transaction results in changes to the boards of directors to provide GIP with majority voting power on both boards.

William J. Brilliant is a Partner of GIP and a leader of GIP’s North American energy investment business. He led GIP’s investment in EnLink and is responsible for the origination, execution, management and realization of investments. He is a member of GIP’s Investment and Operating committees and has been a member of GIP’s investment team since 2007. Prior to joining GIP, he was an investment banker at Lehman Brothers. He currently serves on the board of directors of Hess

Midstream Partners GP LLC and Hess Infrastructure Partners. He previously served as a director of the general partner of Access Midstream Partners L.P. from June 2012 through July 2014.

Matthew C. Harris is a Founding Partner of GIP and leads GIP’s global energy industry investment team, including crude oil and refined product, natural gas, electricity, LNG, metals and mining, and petrochemicals. He is a member of GIP’s Investment, Operating, and Portfolio Valuation committees. He has been intimately involved in GIP’s investment, management, and strategic activities since its formation in 2006. He is a member of the board of directors of Hess Infrastructure Partners. Prior to the formation of GIP in 2006, he was a managing director in the Investment Banking Division of Credit Suisse, as well as Co-Head of the Global Energy Group and Head of the EMEA Emerging Markets Group. Prior to his tenure at Credit Suisse, he was a senior member of the Mergers and Acquisitions Group at Kidder Peabody & Co. Inc. He previously served as a director of the general partner of Access Midstream Partners L.P. from January 2010 through December 2013.

William A. Woodburn is a Founding Partner of GIP and oversees GIP’s Operating Team. He is a member of GIP’s Investment, Operating, and Portfolio Valuation committees and serves as chairman of its Portfolio Committee. He is a director of the following GIP portfolio companies: Gatwick Airport Limited, Competitive Power Ventures, Hess Midstream Partners and Naturgy SDG, S.A. (formerly Gas Natural SDG, S.A). Prior to the formation of GIP in 2006, Woodburn was the President and CEO of GE Infrastructure. From 2000 to 2001, he served as Executive Vice President and member of the Office of CEO at GE Capital and served as a member of the board of GE Capital. From 1984 to 2000, he held several senior roles at GE, including President and Chief Executive Officer of GE Specialty Materials and Vice President of GE Lighting. Prior to joining GE, he was an engagement manager at McKinsey & Company for four years, focusing on the energy and transportation industries, and held process engineering and marketing positions at Union Carbide’s Linde Division for five years. He previously served as a director of the general partner of Access Midstream Partners L.P. from January 2010 through July 2014.

The departing directors are David A. Hager, Kevin D. Lafferty, R. Alan Marcum, Mary P. Ricciardello, Jeff L. Ritenour, Lyndon C. Taylor, and Tony D. Vaughn.

“We are thankful for Devon’s contribution to our company, as we’ve worked to become the leading midstream company we are today, and we look forward to continuing our long-term commercial relationship with them,” said Barry E. Davis, EnLink Executive Chairman. “We are excited to welcome GIP to the EnLink boards and look forward to partnering on EnLink’s next phase of growth.”

A presentation related to this announcement is available on the Investors page of EnLink’s website at EnLink.com.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit EnLink.com for more information on how EnLink connects energy to life.

About Global Infrastructure Partners

GIP is an independent infrastructure fund manager that invests in infrastructure assets and businesses in both OECD and select emerging market countries. GIP targets investments in single assets and portfolios of assets and companies in power and utilities, natural resources infrastructure, air transport infrastructure, seaports and container terminals, rail infrastructure, water distribution and treatment and waste management. GIP has offices in New York and London, with an affiliate in Sydney and portfolio company operations headquarters in Stamford, Connecticut. For more information, visit www.global-infra.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the General Partner based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the General Partner believe are appropriate in the circumstances. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “may,” “believe,” “will,” “should,” “plan,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. These statements include, but are not limited to, statements with respect to the benefits of the transaction between Devon and GIP to ENLK and ENLC, the benefits of GIP’s expertise and relationship, ENLK’s and ENLC’s future relationship with Devon, the continuation of certain of ENLK’s and ENLC’s contracts with Devon, as well as the Partnership’s and the General Partner’s future growth and results of operations. Such statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of the Partnership and the General Partner, which may cause the Partnership’s and the General Partner’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, risks discussed in the Partnership’s and the General Partner’s filings with the Securities and Exchange Commission. The Partnership and the General Partner disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###